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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-28025 and No. 33-24953) pertaining to the OHM Corporation Stock Option Plan and OHM Corporation Retirement Savings Plan and in the related Prospectuses of our report dated February 13, 1996, except for Notes 2 and 10, as to which the date is March 25, 1996, with respect to the consolidated financial statements and schedule of OHM Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                        ERNST & YOUNG LLP

Columbus, Ohio
March 29, 1996